NUMBER

CL-

THIS CERTIFICATE IS TRANSFERRABLE IN CLEVELAND, OH AND NEW YORK, NY

WINTHROP

SHARES

WINTHROP REALTY TRUST

ORGANIZED UNDER THE LAWS OF THE STATE OF OHIO

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 976391 30 0

COMMON SHARES OF BENEFICIAL INTEREST, $1 PAR VALUE

THIS CERTIFIES THAT:

IS THE REGISTERED HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST, $1 PAR VALUE, IN

WINTHROP REALTY TRUST

Winthrop Realty Trust a trust established in business trust form under the laws of the State of Ohio under a Declaration of Trust dated as of August 1, 1961, as amended from time to time, a copy of which is on file with the Transfer Agent of the Trust, by all the terms and provisions of which the holder or transferee hereof by accepting this certificate agrees to be bound. The Trust is not a bank or trust company and does not and will not solicit receive or accept deposits as a business. The shares represented hereby are transferable on the records of the Trust only by the registered holder hereof or by his agent duly authorized in writing on delivery to a Transfer Agent of the Trust of this certificate properly endorsed or accompanied by duly executed instrument of transfer together with such evidence of the genuineness thereof and such other matters as may reasonably be required. The transferability of the shares represented hereby is subject to such regulations as may from time to time be adopted by the Trustees of the Trust and set forth in the By Laws to which reference is hereby made to prevent transfers of shares which would result in disqualification of the Trust for taxation as a real estate investment trust under the Internal Revenue Code as amended. This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar of the Trust.

In Witness Whereof, the Trustees of this Trust have caused this certificate to be signed by facsimile signatures.

SPECIMEN

NOT NEGOTIABLE

COUNTERSIGNED:

NATIONAL CITY BANK
(Cleveland, OH)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

DATED:

WINTHROP REALTY TRUST CORPORATE SEAL OHIO

SECRETARY

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

WINTHROP REALTY TRUST

The By-Laws of the Trust provide, among other things, that no person may acquire Trust securities (including these securities) if, thereafter, he would beneficially own more than 9.8% of the Trust's shares of beneficial interest. In applying this restriction, convertible securities of the Trust beneficially owned by such person (including convertible securities) are to be treated as if already converted into shares of beneficial interest. A copy of the By-Laws and information about the limit on ownership may be obtained from the Secretary of the Trust.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ....Custodian....................
(Cust) (Minor)
under Uniform Gifts to Minors
Act...................
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *Shares*

of the Beneficial Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the same stock on the books of the within-named Trust, with full power of substitution in the premises.

Dated ________________________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

COLUMBIA FINANCIAL PRINTING CO., P.O. BOX 219, BETHPAGE, NY 11714
www.stockinformation.com